UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2019
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200 Phoenix, Arizona 85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

The disclosures set forth below under Item 5.02 regarding the form Indemnification Agreements are hereby incorporated by reference into this Item 1.01.
Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Leadership Transition

On March 29, 2019, the Board of Directors (the "Board") of Cavco Industries, Inc., a Delaware corporation (the "Company") appointed William C. Boor as President and Chief Executive Officer of the Company. Mr. Boor will remain a member of the Board; however, in connection with his new role, he has resigned as Chairman of the Board, Chairman of the Audit Committee and as a member of the Corporate Governance and Nominating Committee. The Board appointed Steven G. Bunger as its new Chairman of the Board. Mr. Bunger has resigned as Chairman of the Compensation Committee and as a member of the Audit Committee. The Board appointed Richard A. Kerley as Chairman of the Audit Committee, Chairman of the Compensation Committee and a member of the Corporate Governance and Nominating Committee. The Board further announced that Daniel L. Urness will resume his former role of Executive Vice President, Chief Financial Officer, and Treasurer of the Company.

Mr. Boor, 52, has been an independent member of the Board since July 2008. Most recently, he assumed the role of non-executive Chairman of the Board. Prior to his service on the Board, Mr. Boor held the position of Vice President, Corporate Development at Centex Corporation ("Centex") when the Company was a subsidiary of Centex. Mr. Boor worked on developing and implementing the Company's business strategy and participated in its eventual spin-off from Centex in 2003. Most recently, Mr. Boor held the role of Chief Executive Officer of Great Lakes Brewing Company, a large craft brewery in Cleveland, Ohio, a position he held since 2015. From 2007 to 2014, Mr. Boor served in various executive positions with Cliffs Natural Resources, Inc. ("Cliffs"), including serving as Executive Vice President - Corporate Development and Chief Strategy/Risk Officer and President-Ferroalloys. Mr. Boor earned an engineering degree from Penn State University and a Master of Business Administration degree from Harvard Business School. He is also a CFA charterholder.

In connection with Mr. Boor's new role with the Company, the Board approved an Employment Agreement that provides for: (a) a base annual salary of $825,000 per year, subject to periodic review and adjustment by the Compensation Committee; (b) an annual award of time-based stock options, pursuant to the Company's 2005 Stock Incentive Plan, that will vest 33% on the first anniversary of the grant date, 66% on the second anniversary of the grant date, and 100% on the third anniversary of the grant date and which may be granted as non-qualified stock options or as incentive stock options; (c) an annual award of performance based restricted shares of which the number of shares awarded will be calculated by dividing the grant by the Company's common stock closing price on the day immediately preceding the grant date, with each award providing for: (i) a three-year performance period with targets set by the Compensation Committee of the Board; (ii) performance based vesting at a level of 50% for "threshold" performance, 100% for "target" performance, and 200% for "stretch" performance; (d) and an opportunity for annual cash bonus for achieving goals of "threshold," "target," or "stretch", which will result in a cash bonus equal to 50%, 100%, or 200% of the target amount, respectively. The stock option award for fiscal year end 2019 will be $700,000. The annual performance based restricted share award for fiscal year end 2019 will be $700,000. The annual cash bonus target for 2019 has not yet been established. In addition, Mr. Boor will receive a one-time acceptance bonus equal to: (a) $412,500 paid in one lump sum less applicable withholdings; and (b) a grant, effective April 15, 2019, of non-qualified stock options equal to $412,500. The number of shares subject to this stock option award will be calculated using the Black-Scholes model based on the closing price of the Company's stock on April 14, 2019 and will vest 33% on the first anniversary of the grant date, 66% on the second anniversary of the grant date, and 100% on the third anniversary of the grant date.

The Employment Agreement for Mr. Boor also includes provisions for certain payments to be made upon his termination and a change of control. If Mr. Boor is terminated without cause, or if he terminates the agreement for good reason, he will receive: (a) a severance payment equal to his then current base salary, plus the average bonuses paid to him over the previous three (3) calendar years (subject to other conditions if such period includes any year prior to the effective date of the Employment Agreement) multiplied by (i) two (2) if termination occurs prior to the second anniversary of employment, (ii) one point five (1.5) if termination occurs prior to the sixth anniversary of employment, or (iii) one (1) if termination occurs after the sixth anniversary of employment; (b) accelerated vesting of his options awarded under the Employment Agreement; provided, however, that if termination occurred prior to two (2) years after the effective date of his Employment Agreement, 100% of such options shall vest and if termination occurred more than two (2) years after the effective date of his Employment Agreement, but prior to six (6) years after the effective date of his Employment Agreement, 50% of such options shall vest; (c) prorated performance based share awards based on actual performance; and (d) he would be eligible for COBRA coverage for up to twelve (12) months following termination. In the event Mr. Boor is terminated due to death or disability, all of his unvested stock options awarded to him under his Employment Agreement would vest immediately and his performance based share awards would be prorated based on actual performance. In the event of a change in control, Mr. Boor will receive: (a) a severance payment equal to the sum of: (i) three (3) times his then current base salary plus (ii) three (3) times the average bonuses paid to him over the previous three (3) calendar years (subject to other conditions if such period includes any year prior to the effective date of the Employment Agreement); (b) all of his unvested stock options awarded to him under his Employment Agreement would vest immediately; (c) his performance based share awards would vest as if he reached a "target" level of performance; (d) and he would be eligible for COBRA coverage for up to twelve (12) months following termination. The Employment Agreement also includes customary provisions on the confidentiality of information, non-disparagement, non-competition, and non-solicitation.

The Employment Agreement for Mr. Boor is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Urness, 50, was Executive Vice President, Chief Financial Officer and Treasurer from April 2015 until August 2018, where he transitioned into the role of President and Acting Chief Executive Officer in November 2018. Mr. Urness has also served as the Company's Vice President, Chief Financial Officer and Treasurer from January 2006 to April 2015 and as a director and/or officer of certain of the Company's major subsidiaries, including Palm Harbor Homes, Inc., Fleetwood Homes, Inc., CountryPlace Acceptance Corp. and Standard Casualty Company. Mr. Urness was also the Company's Interim Chief Financial Officer from August 2005 to January 2006, Corporate Controller from May 2005 to August 2005, financial consultant to the Company from June 2002 to May 2005 and Controller from May 1999 to June 2002. Prior to joining the Company, Mr. Urness served as manager and staff at Deloitte & Touche LLP for approximately six years.

The Employment Agreement for Mr. Urness that provides for: (a) a base annual salary of $425,000 per year, subject to periodic review and adjustment by the Compensation Committee; (b) an annual award of time-based stock options, pursuant to the Company's 2005 Stock Incentive Plan, that will vest 33% on the first anniversary of the grant date, 66% on the second anniversary of the grant date and 100% on the third anniversary of the grant date which may be granted as non-qualified stock options or as incentive stock options; (c) an annual award of performance based restricted shares of which the number of shares awarded will be calculated by dividing the grant by the Company's common stock closing price on the day immediately preceding the grant date, with each award providing for: (i) a three-year performance period with targets established by the Compensation Committee of the Board; (ii) performance based vesting at a level of 60% for "threshold" performance, 100% for "target" performance, and 150% for "stretch" performance; (d) and an opportunity for annual cash bonus for achieving goals of "threshold," "target," or "stretch" that will result in a cash bonus equal to 60%, 75%, or 150% of the target amount, respectively. The stock option award for fiscal year end 2020 will be $225,000. The annual performance based restricted share award for 2020 will be $225,000. The annual cash bonus target for fiscal year end 2020 has not yet been established. Finally, the Employment Agreement provides for the following one time incentives: (a) reimbursement of legal fees up to $10,000; (b) a lump sum payment of $149.342.47 reflecting the pay differential between the base salary he received while serving as President and Acting Chief Executive Officer and an amount determined to fairly compensate Mr. Urness for his services during that period; (c) a cash bonus of $259,726.03 reflecting a discretionary bonus, and (d) an award of time based stock options equal to $432,876, pursuant to the 2005 Stock Incentive Plan, that will vest 33% on the first anniversary of the grant date, 66% on the second anniversary of the grant date and 100% on the third anniversary of the grant date that may be granted as non-qualified stock options or as incentive stock options. Finally, the Board has agreed to amend the award agreements governing option awards made in July of 2017 and July of 2018 to remove the requirement that Mr. Urness be employed in his current position at the time or a more senior position for those awards to vest. The amended award agreements are attached as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

The Employment Agreement for Mr. Urness also includes provisions for certain payments to be made upon his termination and a change of control. If Mr. Urness is terminated without cause or if he terminates the agreement for good reason, he will receive: (a) a severance payment equal to his then current base salary, plus the average bonuses paid to him over the previous three (3) calendar years (subject to other conditions if such period includes any year prior to the effective date of the Employment Agreement); (b) accelerated vesting of his options awarded under the Employment Agreement; provided, however, that if termination occurred prior to the first anniversary of the effective date of his Employment Agreement, 100% of such options shall vest and if termination occurred on or after the first anniversary of the effective date of his Employment Agreement, but prior to six (6) years after the effective date of his Employment Agreement, 50% of such options shall vest; (c) prorated performance based share awards based on actual performance; and (d) he would be eligible for COBRA coverage for up to twelve (12) months following termination. In the event Mr. Urness is terminated due to death or disability, all of his unvested stock options awarded to him under his Employment Agreement would vest immediately and his performance based share awards would be prorated based on actual performance. In the event of a change in control, Mr. Urness will receive: (a) a severance payment equal to the sum of: (i) 150% his then current base salary plus (ii) 150% of the average bonuses paid to him over the previous three (3) calendar years (subject to other conditions if such period includes any year prior to the effective date of the Employment Agreement); (b) all of his unvested stock options awarded to him under his Employment Agreement would vest immediately; (c) his performance based share awards would vest as if he reached a "target" level of performance; (d) and he would be eligible for COBRA coverage for up to twelve (12) months following termination. The Employment Agreement also includes customary provisions on the confidentiality of information, non-disparagement, non-competition, and non-solicitation.

The Employment Agreement for Mr. Urness is attached hereto as Exhibit 10.4, and is incorporated herein by reference.

There are no family relationships between Messrs. Boor and Urness and any other director or executive officer of the Company. Furthermore, there are no related party transactions between the Company and Messrs. Boor and Urness that require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Effective March 29, 2019, Messrs. Boor and Urness entered into the Company's standard form of indemnification agreement for the Company's officers (the "Indemnification Agreement"). The Indemnification Agreement provides, to the fullest extent permitted by law, indemnification against all expenses and liabilities incurred in any legal proceeding arising by reason of the named party's capacity as an officer. In addition, the Indemnification Agreement provides that the Company will pay to the named party all indemnifiable expenses incurred by him or in connection with a legal proceeding in advance of the final disposition of such proceeding.

The Indemnification Agreement is attached hereto as Exhibit 10.5, and is incorporated herein by reference.

A press release announcing the leadership transition is attached hereto as Exhibit 99.1.

Employment Agreement with Mickey R. Dragash

On March 29, 2019, the Board approved an Employment Agreement with Mickey R. Dragash, the Company's Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer. The Employment Agreement for Mr. Dragash provides for: (a) a base annual salary of $325,000 per year, subject to periodic review and adjustment by the Compensation Committee; (b) an annual award of time-based stock options, pursuant to the Company's 2005 Stock Incentive Plan, equal to 37.5% of his base salary and that will vest 33% on the first anniversary of the grant date, 66% on the second anniversary of the grant date and 100% on the third anniversary of the grant date that may be granted as non-qualified stock options or as incentive stock options; (c) an annual award of performance based restricted shares equal to 37.5% of his base salary of which the number of shares awarded will be calculated by dividing the grant by the Company's common stock closing price on the day immediately preceding the grant date, with each award providing for: (i) a three-year performance period with targets established by the Compensation Committee of the Board; (ii) performance based vesting at a level of 60% for "threshold" performance, 100% for "target" performance, and 150% for "stretch" performance; and (d) an opportunity for annual cash bonus for achieving goals of "threshold," "target," or "stretch", which will result in a cash bonus equal to 60%, 75%, or 150% of the target amount, respectively.

The Employment Agreement for Mr. Dragash also includes provisions for certain payments to be made upon his termination and a change of control. If Mr. Dragash is terminated without cause or if he terminates the agreement for good reason, he will receive: (a) a severance payment equal to his then current base salary, plus the average bonuses paid to him over the previous three (3) calendar years (subject to other conditions if such period includes any year prior to the effective date of the Employment Agreement); (b) accelerated vesting of his options awarded under the Employment Agreement; provided, however, that if termination occurred prior to the first anniversary of the effective date of his Employment Agreement, 100% of such options shall vest and if termination occurred on or after the first anniversary of the effective date of his Employment Agreement, but prior to six (6) years after the effective date of his Employment Agreement, 50% of such options shall vest; (c) prorated performance based share awards based on actual performance; and (d) he would be eligible for COBRA coverage for up to twelve (12) months following termination. In the event Mr. Dragash is terminated due to death or disability, all of his unvested stock options awarded to him under his Employment Agreement would vest immediately and his performance based share awards would be prorated based on actual performance. In the event of a change in control, Mr. Dragash will receive: (a) a severance payment equal to the sum of: (i) 150% his then current base salary plus (ii) 150% of the average bonuses paid to him over the previous three (3) calendar years (subject to other conditions if such period includes any year prior to the effective date of the Employment Agreement); (b) all of his unvested stock options awarded to him under his Employment Agreement would vest immediately; (c) his performance based share awards would vest as if he reached a "target" level of performance; (d) and he would be eligible for COBRA coverage for up to twelve (12) months following termination. The Employment Agreement also includes customary provisions on the confidentiality of information, non-disparagement, non-competition, and non-solicitation.

The Employment Agreement for Mr. Dragash is attached hereto as Exhibit 10.6, and is incorporated herein by reference.

Item 8.01     Other Events.

The independent counsel to the Audit Committee of the Board has advised the Audit Committee that it has completed its internal investigation related to the matters described in the Quarterly Report filed as a Form 10-Q on November 8, 2018. The results of this investigation have been shared with the staff at the Securities and Exchange Commission ("SEC"). The Company is continuing to fully cooperate with the SEC.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
10.1	Employment Agreement effective as of April 15, 2019, by and between the Company and Mr. Boor.
10.2	Amendment to the 2017 Stock Option Award Agreement dated as of April 15, 2019, by and between the Company and Mr. Urness.
10.3	Amendment to the 2018 Stock Option Award Agreement dated as of April 15, 2019, by and between the Company and Mr. Urness.
10.4	Employment Agreement effective as of April 15, 2019, by and between the Company and Mr. Urness.
10.5	Form of Indemnification Agreement for Officers.
10.6	Employment Agreement dated as of April 1, 2019, by and between the Company and Mr. Dragash.
99.1	Press Release, dated April 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Mickey R. Dragash
Mickey R. Dragash EVP, General Counsel, Corporate Secretary & Chief Compliance Officer

Date: April 2, 2019